Exhibit 99.1

Contacts:	Thomas C. Wilder
Micro Therapeutics, Inc.
949/837-3700

Rob Whetstone/Robert Jaffe
PondelWilkinson Inc.
310/279-5963

MICRO THERAPEUTICS REPORTS 72% INCREASE IN 2005 THIRD

QUARTER NET SALES

— Company Significantly Narrows Net Loss with Growth in Net Sales, Higher Gross Margins and

Improved Cost Control —

Joint Conference Call with ev3 Inc. Scheduled for Today at 9:00 a.m. ET (6:00 a.m. PT);

Simultaneous Webcast at www.1mti.com –

Irvine, Calif. – October 27, 2005 – Micro Therapeutics, Inc. (MTI) (NASDAQ:MTIX), an endovascular medical device company focused on neurovascular disease and disorders, today reported financial results for its fiscal third quarter and nine months ended October 2, 2005.

As reported on October 5, 2005, net sales in the 2005 third quarter increased 72% to $14.1 million versus net sales of $8.2 million in the third quarter of 2004, and increased 8% compared with net sales of $13.1 million in the second quarter of 2005. Contributing to net sales growth in the most recent quarter were the company’s neuro embolic products, net sales of which increased by 112% to $6.2 million, and neuro access and delivery products, net sales of which increased 53% to $7.1 million. Geographically, third quarter net sales increased by 98% to $6.1 million in the United States, and international net sales increased by 57% to $8.0 million. ev3 Inc. (NASDAQ: EVVV), MTI’s majority stockholder, distributes MTI’s products internationally. For the nine months ended October 2, 2005, net sales totaled $38.5 million, an increase of 55% compared with net sales during the first nine months of 2004.

Net loss for the 2005 third quarter was $1.7 million, or $0.04 per share, compared with a net loss of $15.5 million, or $0.34 per share, in the third quarter of 2004. Net loss for the first nine months of 2005 was $4.0 million, or $0.08 per share, compared with a net loss of $31.9 million, or $0.76 per share, in the first nine months of 2004. Weighted average shares outstanding for the 2005 and 2004 third quarters were 48.5 million and 45.0 million, respectively.

“The significant increase in net sales reflects broad-based growth from both a product line and geographic perspective,” said Tom Wilder, MTI President and Chief Executive Officer. “We are particularly pleased with the progress that we have made with the introduction of Onyx for the treatment of brain arteriovenous malformations in the United States, which commenced in late July. Importantly, the growth in net sales combined with higher gross margins and operating expense control, resulted in a much improved bottom line for the quarter.”

Gross margin in the 2005 third quarter grew to 71%, up from 62% in the year-ago third quarter. For the first nine months of 2005, gross margin increased to 68% compared with 59% in the first nine months of 2004.

Operating expenses for the 2005 third quarter were $11.8 million, an increase of 5% from operating expenses of $11.3 million incurred in the third quarter of 2004. For the first nine months of 2005, operating expenses were $34.4 million compared with operating expenses of $32.9 million for the corresponding period in 2004, an increase of 4%. Expenses for the most recent quarter benefited from net reversals of previously established reserves totaling $836 thousand related to facility consolidation and distributor termination.

For the third quarter of 2005, operating loss narrowed significantly to $1.8 million, representing a 71% reduction from the operating loss in the year-ago third quarter. For the first nine months of 2005, operating loss was $8.1 million versus $18.2 million in the first nine months of 2004.

The financial results for the first nine months of 2005 include a first quarter gain from the receipt of $3.7 million as a result of the sale of certain assets of Genyx Medical, a company in which MTI held an equity interest, to C.R. Bard, and a second quarter gain of $878 thousand from the release to MTI of previously escrowed funds related to the sale of Enteric Medical Technologies, also a company in which MTI held an equity interest. The financial results for the first nine months of 2004 include non-cash charges of $6.2 million and $9.1 million in the first and third quarters, respectively, related to the value ascribed to the conversion features of an aggregate $38.0 million of notes exchanged for shares of MTI’s common stock in such 2004 fiscal quarters, and a 2004 second quarter gain of $1.7 million related to the receipt of previously escrowed funds from the sale of Enteric Medical Technologies.

As of October 2, 2005, MTI’s cash and cash equivalents totaled $3.1 million.

Outlook

MTI tightened its financial guidance regarding net sales, forecasting total year 2005 net sales in the range of $53.0 to $54.0 million, compared to its previously communicated range of $51.0 to $54.0 million. The Company also indicated that it expects to narrow its operating loss in the fourth quarter of 2005 compared with its operating loss in the fourth quarter of 2004.

About Micro Therapeutics, Inc.

Micro Therapeutics develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. The company is focused on catheter-based, or endovascular, technologies for the minimally invasive treatment of neurovascular disorders of the brain associated with stroke. MTI’s products include: the NXT and Nexus lines of embolic coils; the Onyx® liquid embolic; and a range of access and delivery products that include micro delivery catheters, balloon catheters, and guidewires.

Conference Call Information and Forward-Looking Statements

The company will host a conference call tomorrow with its majority stockholder ev3 Inc. for interested parties beginning at 9:00 a.m. ET (6:00 a.m. PT) to review the results of operations for the third quarter of 2005 and other recent events. Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s net sales, margins, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call. Any interested party may listen to the conference call through a live audio Internet broadcast at www.1mti.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at www.1mti.com for approximately one year.

Statements contained in this press release that are not historical information are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: product demand and market acceptance, the impact of competitive products and pricing, and success of clinical testing. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-Q, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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FINANCIAL TABLES FOLLOW

MICRO THERAPEUTICS, INC.

Consolidated Statements of Operations

For The Three and Nine Months Ended October 2, 2005 and October 3, 2004

(unaudited)

	For The Three Months Ended		For The Nine Months Ended
	October 2, 2005	October 3, 2004	October 2, 2005	October 3, 2004
Net sales	$14,090,000	$8,171,000	$38,549,000	$24,847,000
Cost of Sales	4,067,000	3,144,000	12,284,000	10,125,000

Gross profit	10,023,000	5,027,000	26,265,000	14,722,000

Operating expenses
Research and development, clinical and regulatory	4,170,000	3,607,000	11,465,000	10,962,000
Sales, general and administrative	8,481,000	7,117,000	23,400,000	21,125,000
Distributor termination	(400,000)	554,000	(400,000)	823,000
Facility consolidation	(425,000)	—	(85,000)	—

Total operating expenses	11,826,000	11,278,000	34,380,000	32,910,000

Loss from operations	(1,803,000)	(6,251,000)	(8,115,000)	(18,188,000)

Other income (expense)
Amortization of conversion feature of notes	—	(9,148,000)	—	(15,338,000)
Gain on sale of investment	—	—	4,611,000	1,728,000
Other, net	82,000	(54,000)	(464,000)	(120,000)

Total other income (expense)	82,000	(9,202,000)	4,147,000	(13,730,000)

Loss before income taxes	(1,721,000)	(15,453,000)	(3,968,000)	(31,918,000)
Income tax expense	—	—	2,000	2,000

Net loss	$(1,721,000)	$(15,453,000)	$(3,970,000)	$(31,920,000)

Per share information
Net loss available to common stockholders	$(1,721,000)	$(15,453,000)	$(3,970,000)	$(31,920,000)
Net loss per share (basic and diluted)	$(0.04)	$(0.34)	$(0.08)	$(0.76)

Weighted average common shares outstanding	48,507,000	45,045,000	48,455,000	41,958,000

MICRO THERAPEUTICS, INC.

Consolidated Balance Sheets

October 2, 2005 and December 31, 2004

(unaudited)

	October 2, 2005	December 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$3,144,000	$11,647,000
Accounts receivable, net of allowance	9,200,000	7,712,000
Receivable from ev3 Inc.	2,610,000	2,419,000
Inventories, net	6,880,000	6,365,000
Prepaid expenses and other assets	1,377,000	633,000

Total current assets	23,211,000	28,776,000
Property and equipment, net	2,820,000	2,139,000
Intangible assets, net	6,162,000	7,893,000
Goodwill	20,982,000	20,982,000
Other assets	405,000	1,245,000

Total assets	$53,580,000	$61,035,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,676,000	$924,000
Accrued salaries and benefits	2,881,000	1,972,000
Accrued liabilities	1,755,000	3,105,000
Accrued facility consolidation costs	143,000	1,296,000
Payable to sellers of Dendron GmbH	—	3,750,000
Deferred revenue and other liabilities	2,480,000	1,993,000

Total current liabilities	8,935,000	13,040,000

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 70,000,000 shares authorized; 48,425,000 issued and outstanding at December 31, 2004 and 48,524,000 shares issued and outstanding at October 2, 2005	49,000	48,000
Additional paid in capital	194,871,000	194,551,000
Accumulated deficit	(150,184,000)	(146,214,000)
Accumulated other comprehensive loss	(91,000)	(390,000)

Total stockholders’ equity	44,645,000	47,995,000

Total liabilities and stockholders’ equity	$53,580,000	$61,035,000

MICRO THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Nine Months Ended October 2, 2005 and October 3, 2004

(unaudited)

	For The Nine Months Ended
	October 2, 2005	October 3, 2004
Cash flows from operating activities:
Net loss	$(3,970,000)	$(31,920,000)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of exchange feature of notes payable	—	15,338,000
Non-cash interest expense	—	320,000
Abandonment of patents	179,000	—
Depreciation and amortization	2,415,000	2,487,000
Gain on sale of investment	(4,611,000)	(1,728,000)
Loss on sale of fixed assets	13,000	2,000
Non-cash compensation	26,000	243,000
Provision for doubtful accounts	197,000	708,000
Provision for inventory obsolescence	536,000	633,000
Change in operating assets and liabilities:
Accounts receivable	(1,637,000)	(935,000)
Receivable from ev3, Inc.	(191,000)	(284,000)
Inventories	(1,051,000)	(3,118,000)
Prepaid expenses and other current assets	(791,000)	(226,000)
Accounts payable	752,000	(788,000)
Accrued salaries and benefits	909,000	(440,000)
Accrued liabilities	(2,503,000)	670,000
Deferred revenue and other liabilities	487,000	1,277,000

Net cash used in operating activities	(9,240,000)	(17,761,000)

Cash flows from investing activities:
Proceeds from sale of investment	4,611,000	1,728,000
Proceeds from sale of fixed assets	7,000	—
Acquisition of Dendron, GmbH	(3,750,000)	(3,750,000)
Additions to property and equipment	(1,430,000)	(957,000)
Additions to patents and licenses	(134,000)	(345,000)
Change in other assets	841,000	(2,000)

Net cash provided by (used in) investing activities	145,000	(3,326,000)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock purchase plan	213,000	178,000
Proceeds from exercise of stock options	81,000	39,000
Proceeds from issuance of notes payable	—	21,008,000
Costs from issuance of notes payable and exchange of notes for common stock	—	(1,164,000)

Net cash provided by financing activities	294,000	20,061,000

Effect of exchange rate changes on cash	298,000	(5,000)

Net decrease in cash and cash equivalents	(8,503,000)	(1,031,000)
Cash and cash equivalents, beginning of period	11,647,000	16,551,000

Cash and cash equivalents, end of period	$3,144,000	$15,520,000

Cash paid for income taxes	$2,000	$2,000
Supplemental discosure of non-cash items:
Exchange of notes payable, net of discount, for issuance of common stock	—	$22,859,000

MICRO THERAPEUTICS, INC.

Net Sales By Product Line and Geographic Market

(unaudited)

	For The Three Months Ended		For The Nine Months Ended
	October 2, 2005	October 3, 2004	October 2, 2005	October 3, 2004
Product Line
Embolic products	$6,173,000	$2,905,000	$14,267,000	$8,422,000
Neuro access and delivery products	7,130,000	4,651,000	21,953,000	14,269,000
Peripheral blood clot therapy and other products	787,000	615,000	2,329,000	2,156,000

Total net sales	$14,090,000	$8,171,000	$38,549,000	$24,847,000

Geographic Market
United States	$6,080,000	$3,076,000	$14,527,000	$8,772,000
International	8,010,000	5,095,000	24,022,000	16,075,000

Total net sales	$14,090,000	$8,171,000	$38,549,000	$24,847,000